                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                                 EOLOCRISA, S.L.

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

          1.-  EoloCrisa,  SL  hereinafter  referred to as: "The  Company"-is  a closed  company with limited  liability,  organised  under the laws of
          Spain,  having its registered  office at Paseo Castellana 23, 2°of
          Madrid  28046  (Spain) and having its  offices at the same place,  and being  registered  in the  Mercantile  Register  of  Madrid  in Volume
          15.925, Book 0, Folio 73, Section 8, Page M-269.220

          2.- According to the  registration  of the  aforementioned  Mercantile
          Register,  the  Articles of  Association  of the Company have not been amended since the  incorporation at civil law notary.  However,  on 30
          March 2001 there were several  changes on the articles of  association which are pending to be inscribed on the Mercantile Register.

          3.- According to those  Articles of  Association  of the Company,  the purpose of the Company is the  promotion,  construction,  installation
          and  development  of  any  activity  related  to  energy   production,
          specially  through Wind Farms. The listed  activities can be developed indirectly,  totally  or  partially,  through  participation  in other companies with analogous or identical object.

          4.-  The  company  can   participate  in,  manage  and  finance  these
          enterprises.

          5.- According to the  registration  of the  aforementioned  Mercantile
          Register, the directors of the Company are:

1.   D. DEREK JOHN SPENCER, adult of age, British, passport number 003980793 and
     Spanish ID number X-2159330-K,  with domicile in Paseo de la Castellana 23,
     2°, Madrid.
2.   Dª.  MARIA DEL CARMEN GARCIA ARGUELLES,  adult of age,  Spanish,  with domicile  in Paseo de la  Castellana,  23,  2°,  Madrid and  Spanish ID
     number 10.874.842-M.
3.   D. JOSE MANUEL ANTONIO MENENDEZ MENDEZ, adult of age, Spanish,  provided of
     Spanish ID number  71.843.381-Y  and  domicile in  Longwood,  Free  Street,
     Byshop´s, Walham, Hampshire, England; and
4.   D. ENRIQUE ALBIOL PAU, adult of age, Spanish, provided of Spanish ID number
     37.565.856-W and domiciled in Barcelona, calle Corcega 288.

Signed in Madrid on 10 April 2001
Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N°3.133